Exhibit 99.1

EPAM Reports Results for First Quarter 2024 and Updates Full Year Outlook
•First quarter revenues of $1.165 billion, down 3.8% year-over-year
•GAAP income from operations was 9.5% of revenues and non-GAAP income from operations was 14.9% of revenues for the first quarter
•First quarter GAAP diluted EPS of $1.97, an increase of $0.24, and non-GAAP diluted EPS of $2.46, a decrease of $0.01 on a year-over-year basis
•For the full year, EPAM updates expected revenues to now be in the range of $4.575 billion to $4.675 billion, updates expected GAAP diluted EPS to now be in the range of $7.34 to $7.64 and narrows expected range for non-GAAP diluted EPS to $10.00 to $10.30
•For the second quarter, EPAM expects revenues to be in the range of $1.135 billion to $1.145 billion, GAAP diluted EPS to be in the range of $1.52 to $1.60 and non-GAAP diluted EPS to be in the range of $2.21 to $2.29
Newtown, PA, USA — May 9, 2024 — EPAM Systems, Inc. (NYSE: EPAM), a leading digital transformation services and product engineering company, today announced results for the first quarter ended March 31, 2024.
"Our solid performance in the first quarter of 2024 reflects our level of adaptability to a challenging demand environment, which we now believe is unlikely to improve this year to the degree we expected one quarter ago,” said Arkadiy Dobkin, CEO & President at EPAM. “As we look forward to an eventual rebound in demand, we are refining our global operations and investing in optimized and AI-enabled delivery, consulting, partnerships, generative AI capabilities, and client-centric talent.”
First Quarter 2024 Highlights
•Revenues decreased to $1.165 billion, a year-over-year decrease of $45.5 million, or 3.8%. On an organic constant currency basis excluding the impact of the exit from Russia, revenues were down 4.8% compared to the first quarter of 2023;
•GAAP income from operations was $110.5 million, a decrease of $9.8 million, or 8.2%, compared to $120.4 million in the first quarter of 2023;
•Non-GAAP income from operations was $173.6 million, a decrease of $4.7 million, or 2.6%, compared to $178.3 million in the first quarter of 2023;
•Diluted earnings per share (“EPS”) on a GAAP basis was $1.97, an increase of $0.24, or 13.9%, compared to $1.73 in the first quarter of 2023; and
•Non-GAAP diluted EPS was $2.46, a decrease of $0.01, or 0.4%, compared to $2.47 in the first quarter of 2023.

Cash Flow and Other Metrics
•Cash provided by operating activities was $129.9 million for the first three months of 2024, compared to cash provided by operating activities of $87.3 million for the first three months of 2023;
•The Company repurchased 396 thousand shares of its common stock for $120.6 million during the first quarter of 2024 under its share repurchase program. During the first quarter of 2023, the Company repurchased 30 thousand shares of its common stock for $8.5 million under its share repurchase program. As of March 31, 2024, the Company had $214.5 million remaining under its share repurchase authorization;
•Cash, cash equivalents and restricted cash totaled $1.990 billion as of March 31, 2024, a decrease of $52.7 million, or 2.6%, from $2.043 billion as of December 31, 2023; and
•Total headcount was approximately 52,800 as of March 31, 2024. Included in this number were approximately 47,050 delivery professionals, a decrease of 0.7% from December 31, 2023.

2024 Outlook - Full Year and Second Quarter
Full Year

As the Company enters the second quarter, client demand is not improving to the degree originally expected. As a result, EPAM now expects the following for the full year:
•The Company expects revenues to now be in the range of $4.575 billion to $4.675 billion for the full year reflecting a year-over-year decline of 1.4% at the midpoint of the range. The Company expects that revenues on an organic constant currency basis excluding the impact of the exit from Russia will decline approximately 2.0% at the midpoint of the range;
•For the full year, EPAM expects GAAP income from operations to now be in the range of 10.0% to 10.5% of revenues and non-GAAP income from operations to now be in the range of 15.0% to 15.5% of revenues;
•The Company expects its GAAP effective tax rate to now be approximately 20% and continues to expect its non-GAAP effective tax rate to be approximately 24%; and
•EPAM expects GAAP diluted EPS to now be in the range of $7.34 to $7.64 and narrows expected range for non-GAAP diluted EPS to $10.00 to $10.30. The Company now expects weighted average diluted shares outstanding for the year to be 58.7 million.
Second Quarter
EPAM expects the following for the second quarter:
•The Company expects revenues will be in the range of $1.135 billion to $1.145 billion for the second quarter reflecting a year-over-year decline of 2.6% at the midpoint of the range. The Company expects that revenues on an organic constant currency basis excluding the impact of the exit from Russia will decline approximately 3.0% at the midpoint of the range;
•For the second quarter, EPAM expects GAAP income from operations to be in the range of 9.0% to 10.0% of revenues and non-GAAP income from operations to be in the range of 13.5% to 14.5% of revenues;
•The Company expects its GAAP effective tax rate to be approximately 25% and its non-GAAP effective tax rate to be approximately 24%; and
•EPAM expects GAAP diluted EPS will be in the range of $1.52 to $1.60 for the quarter, and non-GAAP diluted EPS will be in the range of $2.21 to $2.29 for the quarter. The Company expects weighted average diluted shares outstanding for the quarter of 58.8 million.

Conference Call Information
EPAM will host a conference call to discuss the results on Thursday, May 9, 2024, at 8:00 a.m. EDT. The conference call will be available live on the EPAM website at https://investors.epam.com. Please visit the website at least 15 minutes prior to the call to register for the event. For those who cannot access the live webcast, a replay will be available in the Investor Relations section of the website.

About EPAM Systems
Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has used its software engineering expertise to become a leading global provider of digital engineering, cloud and AI-enabled transformation services, and a leading business and experience consulting partner for global enterprises and ambitious startups. We address our clients’ transformation challenges by fusing EPAM Continuum’s integrated strategy, experience and technology consulting with our 30+ years of engineering execution to speed our clients’ time to market and drive greater value from their innovations and digital investments.

We deliver globally but engage locally with our expert teams of consultants, architects, designers, and engineers, making the future real for our clients, our partners, and our people around the world.

We believe the right solutions are the ones that improve people’s lives and fuel competitive advantage for our clients across diverse industries. Our thinking comes to life in the experiences, products and platforms we design and bring to market.

Added to the S&P 500 and the Forbes Global 2000 in 2021 and recognized by Glassdoor as a Best Workplace in 2023 and 2024, our multidisciplinary teams serve customers across six continents. We are proud to be among the top 15 companies in Information Technology Services in the Fortune 1000 and to be recognized as a leader in the IDC MarketScapes for Worldwide Experience Build Services, Worldwide Experience Design Services and Worldwide Software Engineering Services as well as a leader in the 2023 Gartner® Magic Quadrant™ for Custom Software Development Services, Worldwide.*
Learn more at www.epam.com and follow us on LinkedIn.

* Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicate internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expenses, acquisition-related costs including amortization of acquired intangible assets, impairment of assets, expenses associated with EPAM's humanitarian commitment to its professionals in Ukraine, unbilled business continuity resources resulting from Russia's invasion of Ukraine, costs associated with the geographic repositioning of EPAM employees based outside of Ukraine impacted by the war and geopolitical instability in the region, employee separation costs incurred in connection with a restructuring program including the Company's exit from Russia, certain other one-time charges and benefits, changes in fair value of contingent consideration, foreign exchange gains and losses, excess tax benefits related to stock-based compensation, and the related effect on income taxes of the pre-tax adjustments. Management also compares revenues on an “organic constant currency basis excluding the impact of the exit from Russia” and an “organic constant currency basis," which are also non-GAAP financial measures. These measures exclude the effect of acquisitions by removing revenues from an acquired company in the twelve months after completing an acquisition and foreign currency exchange rate fluctuations by translating the current period revenues into U.S. dollars at the weighted average exchange rates of the prior period of comparison. In addition, revenues on an "organic constant currency basis excluding the impact of the exit from Russia" reflect the decision to exit from Russia by removing revenues from clients located in Russia in both the current period and prior period of comparison. Because EPAM’s reported non-GAAP financial measures are not calculated in accordance with GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but rather, should be considered together with the information in EPAM’s consolidated financial statements, which are prepared in accordance with GAAP.

Forward-Looking Statements
This press release includes estimates and statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our business and operations. These statements may include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. Those future events and trends may relate to, among other things, developments relating to the war in Ukraine and escalation of the war in the surrounding region, political and civil unrest or military action in the geographies where we conduct business and operate, difficult conditions in global capital markets, foreign exchange markets and the broader economy, and the effect that these events may have on client demand and our revenues, operations, access to capital, and profitability. Other factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk factors discussed in the Company’s most recent Annual Report on Form 10-K and the factors discussed in the Company’s Quarterly Reports on Form 10-Q, particularly under the headings "Management’s Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors" and other filings with the Securities and Exchange Commission. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made based on information currently available to us. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

Contact:
EPAM Systems, Inc.
David Straube, Head of Investor Relations
Phone: +1-267-759-9000 x59419
Email: david_straube@epam.com

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2024	2023
Revenues	$1,165,465	$1,210,941
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	834,334	855,901
Selling, general and administrative expenses	198,453	211,887
Depreciation and amortization expense	22,146	22,782
Income from operations	110,532	120,371
Interest and other income, net	15,042	11,521
Foreign exchange loss	(1,919)	(4,608)
Income before provision for income taxes	123,655	127,284
Provision for income taxes	7,412	24,992
Net income	$116,243	$102,292

Net income per share:
Basic	$2.01	$1.77
Diluted	$1.97	$1.73
Shares used in calculation of net income per share:
Basic	57,837	57,702
Diluted	58,931	59,298

EPAM SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except par value)

	As of March 31, 2024	As of December 31, 2023
Assets
Current assets
Cash and cash equivalents	$1,983,721	$2,036,235
Trade receivables and contract assets, net of allowance of $8,403 and $11,864, respectively	931,409	897,032
Short-term investments	61,625	60,739
Prepaid and other current assets	106,398	97,355
Total current assets	3,083,153	3,091,361
Property and equipment, net	222,244	235,053
Operating lease right-of-use assets, net	135,754	134,898
Intangible assets, net	80,756	71,118
Goodwill	595,220	562,459
Deferred tax assets	197,474	197,901
Other noncurrent assets	59,976	59,575
Total assets	$4,374,577	$4,352,365

Liabilities
Current liabilities
Accounts payable	$27,247	$31,992
Accrued compensation and benefits expenses	438,216	412,747
Accrued expenses and other current liabilities	122,900	124,823
Income taxes payable, current	33,962	38,812
Operating lease liabilities, current	36,205	36,558
Total current liabilities	658,530	644,932
Long-term debt	25,787	26,126
Operating lease liabilities, noncurrent	110,368	109,261
Other noncurrent liabilities	104,207	100,576
Total liabilities	898,892	880,895
Commitments and contingencies
Equity
Stockholders’ equity
Common stock, $0.001 par value; 160,000 shares authorized; 57,933 shares issued and outstanding at March 31, 2024, and 57,787 shares issued and outstanding at December 31, 2023	58	58
Additional paid-in capital	1,039,647	1,008,766
Retained earnings	2,496,757	2,501,107
Accumulated other comprehensive loss	(61,352)	(39,040)
Total EPAM Systems, Inc. stockholders’ equity	3,475,110	3,470,891
Noncontrolling interest in consolidated subsidiaries	575	579
Total equity	3,475,685	3,471,470
Total liabilities and equity	$4,374,577	$4,352,365

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)
(In thousands, except percent and per share amounts)

Reconciliation of revenue decline as reported on a GAAP basis to revenue decline on an organic constant currency basis excluding the impact of the exit from Russia is presented in the table below:

Three Months Ended March 31, 2024
Revenue decline as reported	(3.8)%
Foreign exchange rates impact	(0.5)%
Inorganic revenue growth	(1.0)%
Impact of exit from Russia	0.5%
Revenue decline on an organic constant currency basis excluding the impact of the exit from Russia	(4.8)%

Reconciliation of various income statement amounts from GAAP to non-GAAP for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31, 2024
	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$834,334	$(23,016)	$811,318
Selling, general and administrative expenses(2)	$198,453	$(34,093)	$164,360
Income from operations(3)	$110,532	$63,058	$173,590
Operating margin	9.5%	5.4%	14.9%
Net income(4)	$116,243	$29,003	$145,246
Diluted earnings per share	$1.97		$2.46

	Three Months Ended March 31, 2023
	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$855,901	$(25,821)	$830,080
Selling, general and administrative expenses(2)	$211,887	$(26,539)	$185,348
Income from operations(3)	$120,371	$57,897	$178,268
Operating margin	9.9%	4.8%	14.7%
Net income(4)	$102,292	$44,301	$146,593
Diluted earnings per share	$1.73		$2.47

Items (1) through (4) above are detailed in the table below with the specific cross-reference noted in the appropriate item.

	Three Months Ended March 31,
	2024	2023
Stock-based compensation expenses	$22,357	$16,011
Humanitarian support in Ukraine (a)	659	2,440
Unbilled business continuity resources (b)	—	7,370
Total adjustments to GAAP cost of revenues(1)	23,016	25,821
Stock-based compensation expenses	22,434	22,568
Cost Optimization Program charges (c)	7,017	—
Humanitarian support in Ukraine (a)	2,620	3,617
Other acquisition-related expenses	1,223	241
Geographic repositioning (d)	721	212
One-time charges/(benefits)	78	(99)
Total adjustments to GAAP selling, general and administrative expenses(2)	34,093	26,539
Amortization of acquired intangible assets	5,949	5,537
Total adjustments to GAAP income from operations(3)	63,058	57,897
Foreign exchange loss	1,919	4,608
Change in fair value of contingent consideration included in Interest and other income, net	1,050	300
Provision for income taxes:
Tax effect on non-GAAP adjustments	(14,395)	(11,514)
Excess tax benefits related to stock-based compensation	(20,866)	(6,022)
Net discrete benefit from tax planning (e)	(1,763)	(968)
Total adjustments to GAAP net income(4)	$29,003	$44,301

(a) Humanitarian support in Ukraine includes expenses related to EPAM's $100 million humanitarian commitment in response to Russia's invasion of Ukraine to support EPAM professionals and their families in and displaced from Ukraine. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(b) Given the uncertainty in the region introduced by Russia’s invasion of Ukraine, EPAM has assigned delivery professionals in locations outside of the region to ensure the continuity of delivery for clients who have substantial delivery exposure to Ukraine or other delivery concerns resulting from the invasion. These employees are not billed to clients and operate largely in a standby or backup capacity. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(c) Cost Optimization Program charges include severance and facilities charges incurred in connection with the program initiated in the third quarter of 2023. Consistent with the Company's historical non-GAAP policy, costs incurred in connection with formal restructuring initiatives have been excluded from non-GAAP results as these are one-time and unusual in nature.
(d) Geographic repositioning includes expenses associated with the relocation to other countries of employees based outside of Ukraine impacted by the war and geopolitical instability in the region, and includes the cost of accommodations, travel and food. These expenses are incremental to those expenses incurred prior to the crisis, clearly separable from normal operations, and not expected to recur once the crisis has subsided and operations return to normal.
(e) One-time benefit related to the implementation of tax planning to disregard certain foreign subsidiaries as separate entities for U.S. income tax purposes. Consistent with the Company's historical non-GAAP policy, the benefit related to the implementation of tax planning has been excluded from non-GAAP results as it is one-time and unusual in nature.

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Guidance Non-GAAP Financial Measures to Comparable GAAP Financial Measures
(Unaudited)

The below guidance constitutes forward-looking statements within the meaning of the federal securities laws and is based on a number of assumptions that are subject to change and many of which are outside the control of the Company. Actual results may differ materially from the Company’s expectations depending on factors discussed in the Company’s filings with the Securities and Exchange Commission.
Reconciliation of expected revenue decline on a GAAP basis to expected revenue decline on an organic constant currency basis excluding the impact of the exit from Russia is presented in the table below:

	Second Quarter 2024	Full Year 2024
Revenue decline (at midpoint of the range)	(2.6)%	(1.4)%
Foreign exchange rates impact	0.6%	0.3%
Inorganic revenue growth	(1.5)%	(1.2)%
Impact of exit from Russia	0.5%	0.3%
Revenue decline on an organic constant currency basis excluding the impact of the exit from Russia (at midpoint of the range)	(3.0)%	(2.0)%

Reconciliation of expected GAAP to non-GAAP income from operations as a percentage of revenues is presented in the table below:

	Second Quarter 2024	Full Year 2024
GAAP income from operations as a percentage of revenues	9.0% to 10.0%	10.0% to 10.5%
Stock-based compensation expenses	3.4%	3.8%
Included in cost of revenues (exclusive of depreciation and amortization)	1.7%	1.9%
Included in selling, general and administrative expenses	1.7%	1.9%
Humanitarian support in Ukraine (a)	0.3%	0.3%
Cost Optimization Program charges (c)	0.2%	0.2%
One-time charges and Other acquisition-related expenses (f)	—%	0.1%
Amortization of acquired intangible assets	0.6%	0.6%
Non-GAAP income from operations as a percentage of revenues	13.5% to 14.5%	15.0% to 15.5%
(f) EPAM has not included the impact of potential future One-time charges including asset impairments, unusual gains and losses, expenses incurred in connection with future cost optimization actions, and Other acquisition-related expenses, if any, because the Company is unable to predict these amounts with reasonable certainty.
Reconciliation of expected GAAP to non-GAAP effective tax rate is presented in the table below:

	Second Quarter 2024	Full Year 2024
GAAP effective tax rate (approximately)	25%	20%
Excess tax benefits related to stock-based compensation	0.9%	4.6%
Tax effect on non-GAAP adjustments	(1.9)%	(0.6)%
Non-GAAP effective tax rate (approximately)	24%	24%

Reconciliation of expected GAAP to non-GAAP diluted earnings per share is presented in the table below:

	Second Quarter 2024	Full Year 2024
GAAP diluted earnings per share	$1.52 to $1.60	$7.34 to $7.64
Stock-based compensation expenses	0.66	3.01
Included in cost of revenues (exclusive of depreciation and amortization)	0.33	1.50
Included in selling, general and administrative expenses	0.33	1.51
Humanitarian support in Ukraine (a)	0.05	0.21
Cost Optimization Program charges (c)	0.05	0.17
One-time charges (f)	—	0.01
Other acquisition-related expenses (f)	—	0.02
Amortization of acquired intangible assets	0.11	0.40
Change in fair value of contingent consideration	—	0.02
Foreign exchange loss	0.02	0.08
Provision for income taxes:
Tax effect on non-GAAP adjustments	(0.18)	(0.79)
Excess tax benefits related to stock-based compensation	(0.02)	(0.44)
Net discrete benefit from tax planning (e)	—	(0.03)
Non-GAAP diluted earnings per share	$2.21 to $2.29	$10.00 to $10.30